Exhibit 99.1

Columbia Property Trust Files Preliminary Proxy Statement

Board Recommends Shareholders Vote FOR All of Columbia’s Nominees

NEW YORK March 15, 2021 – Columbia Property Trust, Inc. (NYSE: CXP) today announced that it has filed its preliminary proxy statement with the U.S. Securities and Exchange Commission (“SEC”) in connection with the Company’s 2021 Annual Meeting of Stockholders (the “Annual Meeting”). The Company has established March 2, 2021, as the record date for shareholders entitled to vote at the Annual Meeting.

In connection with the filing of its preliminary proxy statement, the Company also announced that the Board has nominated nine directors to stand for reelection at the Company’s Annual Meeting. With the re-election of Carmen Bowser, John Dixon, David Henry, Murray McCabe, Nelson Mills, Constance Moore, Michael Robb, Thomas Wattles and Finn Wentworth, the Columbia Board will be composed of nine highly qualified directors – seven of whom are independent and all of whom are actively engaged in overseeing the Company’s growth and success. Each director brings proven leadership skills and financial acumen, as well as significant experience developing and executing corporate strategy and expertise relating to real estate.

The Board is committed to upholding the highest standards of corporate governance and continuing to enhance value for all Columbia stockholders. Columbia has an ongoing Board and governance refreshment process, and has added two new independent directors to the Board over the past three years.

The Columbia Board of Directors and management team are executing a clearly defined strategy to optimize the Company’s portfolio to create and capture value for stockholders. Despite the impact of the COVID-19 pandemic on the REIT industry, Columbia continues to experience strong rent collections, underscoring the stability of its portfolio and the resiliency of its platform.

The Columbia Board and management team are confident that the Company has the right leadership and strategy to drive value for all stockholders. The Company’s recently announced fourth quarter results further reinforced Columbia’s financial and operational strength, reflecting the Company’s high occupancy, roster of quality tenants, net operating income growth, and solid balance sheet. Recently, Columbia captured significant value for stockholders and expanded its partnership with a best-in-class institutional investor by selling a 45% interest in 221 Main Street in San Francisco for $180 million (at share), a 75% premium to Columbia’s original acquisition price. Looking forward, Columbia will continue to maintain a sharp focus on both financial performance and tenant service.

The Company also disclosed in its preliminary proxy statement that Arkhouse Equities LLC (“Arkhouse”) has submitted to the Company a notice of nomination of six candidates to stand for election to the Columbia Board of Directors. Columbia notes that per the last supplemental nomination notice letter provided by Arkhouse last week, Arkhouse and its nominees owned approximately 0.77% of shares outstanding, and that Arkhouse is seeking to gain control of the Board of Directors by replacing a majority of its members. Arkhouse may have subsequently increased its ownership through its own purchases or through purchases made by others. Arkhouse’s nomination notice and paperwork stated that Arkhouse may seek to engage with management and the Board regarding transactions in which Arkhouse may seek to participate and potentially engage (as a purchaser or investor).

Other than a request from its legal counsel for Columbia’s nominations paperwork, Arkhouse did not contact or attempt to engage with Columbia prior to submitting its nominations. Columbia proactively contacted Arkhouse following receipt of the nominations in an effort to learn about Arkhouse and its nominees and understand their views and intentions.

The Board’s Nominating and Corporate Governance Committee conducted due diligence with respect to Arkhouse and its director nominees and determined that they all lack the skills and experience to serve on the Board. The Committee noted, among other things, that the Arkhouse nominees share overlapping business interests and lack public company board and management experience.

Columbia believes that, since making its initial investment, Arkhouse has been focused on attempting to opportunistically acquire or force the sale of Columbia. On March 9, 2021, Nelson Mills, Columbia CEO, held a meeting with Gavriel Kahane, Arkhouse Principal, in which Mr. Kahane discussed potential transactions and transaction structures, including Arkhouse’s interest in acquiring Columbia. Mr. Kahane asked Mr. Mills to consider leading a management buyout of the Company, which would be backed by Arkhouse and certain of their investors. Mr. Kahane did not indicate whether he had adequate financing for such a transaction, but stated that he could develop financing if the Company, including management, entered into arrangements with him and helped Mr. Kahane and his firm develop a buyout proposal for Columbia. Mr. Kahane encouraged Mr. Mills to pursue such discussions with Arkhouse without the involvement of the Board. Mr. Mills declined these entreaties and reported all conversations with Arkhouse to the full Board.

In an effort to avoid a costly and distracting proxy contest and taking into account Arkhouse’s unusual approach and focus on being a purchaser of the company or its assets, the Company proposed Arkhouse have an opportunity to engage on a private basis, including through a customary confidentiality agreement. Arkhouse did not accept that invitation, instead maintaining optionality with respect to running a proxy contest with its control slate and leveraging the publicity from a proxy contest to force the Company into a sale in which Arkhouse could participate. Mr. Kahane also indicated Arkhouse is working in concert with two other entities: The Sapir Organization, where Mr. Kahane previously worked; and another entity, which is believed to be 8F Investment Partners.

In no discussion did Arkhouse express any criticisms or concerns regarding the Company’s business, strategies, management, board composition, governance or any other matter, nor did Arkhouse provide any recommendations regarding capital allocation, business priorities or for improving the Company’s financial or operating performance.

Accordingly, the Nominating and Corporate Governance Committee recommended to the full Board, and the full Board agreed, to reject the candidates put forward by Arkhouse. The Board recommends that stockholders reject Arkhouse’s self-serving efforts to advance its own interests, which the Board believes are antithetical to the interests of all other CXP stockholders.

Columbia’s preliminary proxy materials can be found on the SEC’s website at www.sec.gov. The Company’s definitive proxy materials will be mailed to all shareholders eligible to vote at the 2021 Annual Meeting. Shareholders may receive materials, in the mail or otherwise, from Arkhouse. The Columbia Board notes that shareholders are not required to take any action at this time and recommends that shareholders defer making any voting decisions until they receive definitive proxy materials from the Company.

Morgan Stanley & Co. LLC is serving as financial advisor to Columbia and Wachtell, Lipton, Rosen & Katz is serving as legal advisor.

About Columbia Property Trust
Columbia Property Trust (NYSE: CXP) creates value through owning, operating, and developing storied properties for legendary companies in New York, San Francisco, Washington D.C., and Boston. The Columbia team is deeply experienced in transactions, asset management and repositioning, leasing, development, and property management. It employs these competencies to grow value across its high-quality, well-leased office portfolio of 15 properties that contain more than six million rentable square feet, as well as four properties under development, and also has more than eight million square feet under management for private investors and third parties. Columbia has investment-grade ratings from both Moody’s and S&P Global Ratings. For more information, please visit www.columbia.reit.

Forward-Looking Statements

Certain statements in this press release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on management’s current expectations and involve a number of risks and uncertainties. Our actual results may differ materially from projections. For a discussion of some of the risks and uncertainties that could cause actual results to differ materially from those presented in our forward-looking statements, see Columbia Property Trust’s filings with the Securities and Exchange Commission, including the most recent annual report on Form 10-K. We caution readers not to place undue reliance on these forward-looking statements, which are based on current expectations and speak as of the date of such statements. We make no representations or warranties (express or implied) about the accuracy of, nor do we intend to publicly update or revise any such forward-looking statements contained herein, whether as a result of new information, future events, or otherwise except for such updates as may be required by law.

Important Additional Information and Where to Find It

Columbia Property Trust intends to file a preliminary and definitive proxy statement (the “Proxy Statement”) and accompanying WHITE proxy card in connection with the solicitation of proxies for the 2021 annual meeting of Columbia Property Trust shareholders (the “Annual Meeting”). INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE

PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (the “SEC”) CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by Columbia Property Trust with the SEC for no charge at the SEC's website at www.sec.gov. Copies will also be available at no charge in the Investors section of Columbia Property Trust’s corporate website at www.columbia.reit.

Participants in the Solicitation

Columbia Property Trust, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Columbia Property Trust shareholders in connection with the matters to be considered at the Annual Meeting. Information regarding the names of Columbia Property Trust’s directors and executive officers and certain other individuals and their respective interests in Columbia Property Trust by security holdings or otherwise is set forth in the Annual Report on Form 10-K of Columbia Property Trust for the fiscal year ended December 31, 2020, and Columbia Property Trust’s definitive proxy statement for the 2020 annual meeting of Columbia Property Trust shareholders, filed with the SEC on March 31, 2020. To the extent holdings of such participants in Columbia Property Trust’s securities have changed since the amounts described in the proxy statement for the 2020 annual meeting of Columbia Property Trust shareholders, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Details regarding the nominees of Columbia Property Trust’s Board of Directors for election at the Annual Meeting will be included in the definitive proxy statement, when available.

Investor Relations Contact:
Matt Stover
T 404 465 2227
E IR@columbia.reit

Media Contact:
Matthew Sherman / Andrew Siegel / Viveca Tress
Joele Frank, Wilkinson Brimmer Katcher
T 212 355 4449